EXHIBIT 99.1

PRA Group Reports Third Quarter 2016 Results

NORFOLK, Va., Nov. 07, 2016 (GLOBE NEWSWIRE) -- PRA Group, Inc. (Nasdaq:PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the third quarter of 2016.  The company reported diluted earnings per share of $0.74 versus $0.36 in the third quarter of 2015 and non-GAAP diluted earnings per share of $0.68 for the third quarter of 2016 compared to $0.85 for the year-ago quarter. Non-GAAP financial results are presented in constant currency with the third quarter of 2015 and exclude items unrelated to normal operations.  A reconciliation of all non-GAAP financial measures to the most directly comparable GAAP financial measure can be found at the end of this press release.

Third Quarter Highlights

  Estimated remaining collections of $5.25 billion.
  Cash collections of $371.7 million, currency adjusted cash collections of $377.0 million.
  Total revenues of $222.0 million, currency adjusted revenues of $224.2 million.
  Income from operations of $67.5 million, non-GAAP income from operations of $69.8 million.
  Net income of $34.3 million, non-GAAP net income of $31.7 million.
  Return on average equity, annualized, of 15.1%, non-GAAP return on average equity, annualized, of 14.0%.
  $161.3 million in investments.

“We continue to evolve the Company in a number of areas including normalizing operations in the U.S. legal collection channel despite increased documentation requirements.  Italy is progressing well.  We have significantly strengthened the leadership team there and we are beginning to see positive signs of return on our investment in the legal collection channel.  Although we still have work to do, we are pleased with the progress the team has been able to achieve in 2016,” said Steve Fredrickson, chairman and chief executive officer, PRA Group.  “From an investment perspective, we also continue to deploy capital at good returns, especially in the US and Brazil, and maintain strong relationships with global sellers of nonperforming loans, providing them with a compliant and responsible global partner.”

REVENUES AND CASH COLLECTIONS

  Total revenues of $222.0 million in the third quarter included finance receivables income net of principal amortization and net allowance charges versus $229.4 million in the prior year period.  For the nine months ended September 30, 2016, total revenues were $675.3 million versus $711.8 million in the prior year period.
  Cash collections in the third quarter were $371.7 million versus $380.8 million in the prior year period.  Cash collections for the first nine months of 2016 were $1,143.2 million versus $1,170.1 million in the prior year period.  Both GAAP and currency adjusted cash collections are reported below and were comprised of collections from these finance receivables sources:

Cash Collection Source	2016			2015
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas-Core	$210,524	$213,741	$219,571	$195,834	$210,725
Americas-Insolvency	60,429	67,745	68,646	73,843	81,865
Europe-Core	96,028	102,972	94,091	97,149	85,635
Europe-Insolvency	4,719	2,744	2,025	2,545	2,528
Total Cash Collections	$371,700	$387,202	$384,333	$369,371	$380,753

Cash Collection Source -
Constant Currency Adjusted	2016				2015
($ in thousands)	Q3				Q3
Americas-Core	$208,962				$210,725
Americas-Insolvency	60,445				81,865
Europe-Core	102,470				85,635
Europe-Insolvency	5,171				2,528
Total Cash Collections	$377,048				$380,753

  Principal amortization of finance receivables in the third quarter was $169.1 million or 45.5% of cash collections, compared with $172.6 million or 45.3% in the prior year period.   Principal amortization included a net allowance charge of $13.1 million recorded against certain pools of finance receivables in the quarter, compared with a net allowance charge of $11.3 million recorded in the prior year period.  Principal amortization of finance receivables for the first nine months of 2016 was $530.1 million or 46.4% of cash collections, including a net allowance charge of $36.0 million compared with $513.5 million or 43.9%, including a net allowance charge of $17.9 million in the prior year period.
  Revenues for the third quarter were negatively impacted by two portfolios in Italy being on non-accrual which applied all cash collections of $6.1 million to principal amortization during this seasonally weak period.
  Revenues in the third quarter also included income from PRA Group’s fee-based businesses of $17.6 million, compared with $17.8 million in the prior year period, and other income of $1.7 million compared with $3.4 million in the prior year period.  For the first nine months of 2016, fee income was $56.2 million compared with $44.7 million in the prior year period and other income was $6.0 million compared with $10.4 million in the prior year period.

EXPENSES AND OPERATING INCOME

  Operating expenses were $154.5 million in the third quarter, compared with $175.3 million in the prior year period.  Non-GAAP operating expenses were $154.4 million, compared with $144.4 million in the prior year period.  For the first nine months of 2016, operating expenses were $464.2 million, compared with $472.7 million in the prior year period and non-GAAP operating expenses were $463.5 million, compared with $438.2 million in the prior year period.
  Operating income in the third quarter was $67.5 million, compared with $54.1 million in the prior year period.  Non-GAAP operating income was $69.8 million, compared with $85.0 million in the prior year period.  For the first nine months of 2016, operating income was $211.1 million versus $239.2 million in the prior year period and non-GAAP operating income was $219.3 million, compared with $273.6 million in the prior year period.  The operating margin was 30.4% in the third quarter and 31.3% for the first nine months of 2016.
  The provision for income taxes was $16.7 million in the third quarter compared to $16.6 million in the prior year period.  For the first nine months of 2016, the provision for income taxes was $50.2 million, or 32.1% of income before taxes, compared to $74.2 million, or 36.9% of income before taxes, in the prior year period.

NET INCOME AND EPS

  Net income was $34.3 million in the third quarter, compared with $17.4 million in the prior year period.  The net income margin in the third quarter of 2016 was 16.5%. Non-GAAP net income was $31.7 million, compared with $41.4 million in the prior year period.  For the first nine months of 2016, net income was $102.7 million, compared with $127.0 million in the prior year period and non-GAAP net income was $109.5 million, compared with $153.6 million in the prior year period.  The net income margin for the first nine months of 2016 was 15.7%.
  Earnings per diluted share in the third quarter were $0.74, compared with $0.36 in the prior year period.  Non-GAAP earnings per diluted share were $0.68, compared with $0.85 in the prior year period.  For the first nine months of 2016, earnings per diluted share were $2.21 versus $2.61 in the prior year period and non-GAAP earnings per diluted share were $2.36, compared with $3.15 in the prior year period.

PORTFOLIO ACQUISITIONS

  PRA Group invested $161.3 million in new finance receivables in the third quarter of 2016.

Portfolio Purchase Source	2016			2015
($ in thousands)	Q3	Q2	Q1	Q4	Q3
Americas-Core	$95,452	$130,529	$136,057	$120,554	$90,912
Americas-Insolvency	16,760	33,723	22,952	20,589	9,300
Europe-Core	34,240	68,835	171,038	79,735	240,385
Europe-Insolvency	14,803	16,410	6,731	4,976	3,959
Total Portfolio Purchasing	$161,255	$249,497	$336,778	$225,854	$344,556

BALANCE SHEET

  Cash and cash equivalents were $91.8 million as of September 30, 2016, compared with $69.1 million as of September 30, 2015.
  Net deferred tax liabilities were $271.2 million as of September 30, 2016, compared with $267.6 million as of September 30, 2015.
  Borrowings totaled $1.82 billion as of September 30, 2016, compared with $1.65 billion as of September 30, 2015.
  Equity attributable to PRA Group, Inc. was $937.7 million as of September 30, 2016, compared with $863.5 million as of September 30, 2015.

Conference Call Information
PRA Group will hold a conference call today at 5:00 p.m. ET to discuss the company’s third quarter results.  To listen to a webcast of the call, visit http://ir.pragroup.com/events.cfm.  To listen by phone, call 888-695-7639 in the U.S. or 970-315-0482 outside the U.S.  The conference ID is 7245944.  To listen to a replay of the call until November 14, 2016, call 855-859-2056 in the U.S. or 404-537-3406 outside the U.S. and use conference ID 7245944.

About PRA Group
As a global leader in acquiring and collecting nonperforming loans, PRA Group (Nasdaq:PRAA) returns capital to banks and other creditors to help expand financial services for consumers in the Americas and Europe. With almost 4,000 employees worldwide, PRA Group companies collaborate with customers to help them resolve their debt and provide a broad range of additional revenue and recovery services to business and government clients. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein which are not historical in nature, including PRA Group’s or its management's intentions, beliefs, expectations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group’s filings with the Securities and Exchange Commission including but not limited to PRA Group’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group's website and contain a detailed discussion of PRA Group's business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA Group assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Revenues:
Income recognized on finance receivables, net	$202,639	208,184	$613,154	$656,651
Fee income	17,597	17,803	56,210	44,734
Other revenue	1,748	3,443	5,958	10,448
Total revenues	221,984	229,430	675,322	711,833

Operating expenses:
Compensation and employee services	65,898	66,084	197,456	199,675
Legal collection fees	9,309	13,715	37,357	41,520
Legal collection costs	24,137	18,879	60,118	59,289
Agency fees	12,034	7,961	34,227	24,006
Outside fees and services	14,731	12,583	46,415	37,846
Communication	7,814	8,021	26,119	26,512
Rent and occupancy	3,875	3,684	11,709	10,723
Depreciation and amortization	6,184	5,413	18,339	14,939
Other operating expenses	10,514	38,963	32,444	58,151
Total operating expenses	154,496	175,303	464,184	472,661
Income from operations	67,488	54,127	211,138	239,172

Other income and (expense):
Interest expense	(19,310)	(16,787)	(59,838)	(45,015)
Foreign exchange gain/(loss)	5,004	(3,160)	5,183	7,213
Income before income taxes	53,182	34,180	156,483	201,370

Provision for income taxes	16,664	16,597	50,244	74,227
Net income	$36,518	$17,583	$106,239	$127,143
Adjustment for net income attributable to noncontrolling interest	2,212	187	3,494	187
Net income attributable to PRA Group, Inc.	$34,306	$17,396	$102,745	$126,956

Net income per common share attributable to PRA Group, Inc.:
Basic	$0.74	$0.36	$2.22	$2.62
Diluted	$0.74	$0.36	$2.21	$2.61

Weighted average number of shares outstanding:
Basic	46,343	48,265	46,307	48,438
Diluted	46,434	48,498	46,403	48,693

PRA Group, Inc.
Unaudited Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
ASSETS	2016	2015

Cash and cash equivalents	$91,791	$71,372
Investments	67,050	73,799
Finance receivables, net	2,392,408	2,202,113
Other receivables, net	24,299	30,771
Income taxes receivable	10,673	1,717
Net deferred tax asset	19,453	13,068
Property and equipment, net	44,354	45,394
Goodwill	560,505	495,156
Intangible assets, net	31,539	23,788
Other assets	37,275	33,389

Total assets	$3,279,347	$2,990,567

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$2,808	$4,190
Accrued expenses	86,531	95,380
Income taxes payable	20,242	21,236
Net deferred tax liability	271,152	261,498
Interest-bearing deposits	88,719	46,991
Borrowings	1,816,600	1,717,129
Other liabilities	5,317	4,396

Total liabilities	2,291,369	2,150,820

Equity:
Preferred stock, par value $0.01, authorized shares, 2,000,
issued and outstanding shares, 0	-	-
Common stock, par value $0.01, authorized shares, 100,000, issued and outstanding shares, 46,344 at September 30, 2016; 100,000
authorized shares, 46,173 issued and outstanding shares at	463	462
December 31, 2015
Additional paid-in capital	70,112	64,622
Retained earnings	1,067,015	964,270
Accumulated other comprehensive loss	(199,888)	(228,861)
Total stockholders' equity - PRA Group, Inc.	937,702	800,493
Noncontrolling interest	50,276	39,254
Total equity	987,978	839,747
Total liabilities and total equity	$3,279,347	$2,990,567

PRA Group, Inc.
FINANCIAL HIGHLIGHTS
	As of and for the			As of and for the
	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Change	2016	2015	Change
EARNINGS (in thousands)
Income recognized on finance receivables, net	$202,639	$208,184	-3%	$613,154	$656,651	-7%
Fee income	17,597	17,803	-1%	56,210	44,734	26%
Other revenue	1,748	3,443	-49%	5,958	10,448	-43%
Total revenues	221,984	229,430	-3%	675,322	711,833	-5%
Operating expenses	154,496	175,303	-12%	464,184	472,661	-2%
Income from operations	67,488	54,127	25%	211,138	239,172	-12%
Net interest expense	19,310	16,787	15%	59,838	45,015	33%
Net income	36,518	17,583	108%	106,239	127,143	-16%
Net income attributable to PRA Group, Inc.	34,306	17,396	97%	102,745	126,956	-19%

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$91,791	$69,111	33%	$91,791	$69,111	33%
Finance receivables, net	2,392,408	2,167,178	10%	2,392,408	2,167,178	10%
Goodwill and intangible assets, net	592,044	526,841	12%	592,044	526,841	12%
Total assets	3,279,347	2,984,550	10%	3,279,347	2,984,550	10%
Borrowings	1,816,600	1,654,457	10%	1,816,600	1,654,457	10%
Total liabilities	2,291,369	2,083,131	10%	2,291,369	2,083,131	10%
Total equity - PRA Group, Inc.	937,702	863,517	9%	937,702	863,517	9%

FINANCE RECEIVABLE INCOME (dollars in thousands)
Cash collections	$371,700	$380,753	-2%	$1,143,235	$1,170,124	-2%
Cash collections on fully amortized pools	7,744	11,453	-32%	25,144	43,620	-42%
Principal amortization without allowance (reversals)/charges	155,915	161,234	-3%	494,117	495,623	0%
Allowance (reversal)/charge	13,146	11,335	16%	35,964	17,850	101%
Principal amortization with allowance (reversals)/charges	169,061	172,569	-2%	530,081	513,473	3%
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	45.5%	45.3%	0%	46.4%	43.9%	6%
Excluding fully amortized pools	46.5%	46.7%	-1%	47.4%	45.6%	4%
Allowance (reversal)/charge to period-end net finance receivables	0.5%	0.5%	5%	1.5%	0.8%	83%

PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - Americas core	$95,452	$90,912	5%	$362,038	$327,727	10%
Purchase price - Americas insolvency	16,760	9,300	80%	73,435	44,848	64%
Purchase price - Europe core	34,240	240,385	-86%	274,113	350,463	-22%
Purchase price - Europe insolvency	14,803	3,959	274%	37,944	14,919	154%
Purchase price - total	161,255	344,556	-53%	747,530	737,957	1%
Number of portfolios - total	122	128	-5%	397	403	-1%
ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - Americas core	$2,672,427	$2,421,506	10%	$2,672,427	$2,421,506	10%
Estimated remaining collections - Americas insolvency	356,363	474,097	-25%	356,363	474,097	-25%
Estimated remaining collections - Europe core	2,148,230	1,903,226	13%	2,148,230	1,903,226	13%
Estimated remaining collections - Europe insolvency	72,919	30,081	142%	72,919	30,081	142%
Estimated remaining collections - total	5,249,939	4,828,910	9%	5,249,939	4,828,910	9%
Adjusted estimated remaining collections (7)	5,345,657	4,945,609	8%	5,345,657	4,945,609	8%

SHARE DATA (share amounts in thousands)
Net income per common share - diluted	$0.74	$0.36	106%	$2.21	$2.61	-15%
Weighted average number of shares outstanding - diluted	46,434	48,498	-4%	46,403	48,693	-5%
Shares repurchased	-	133	-100%	-	1,611	-100%
Average price paid per share repurchased (including acquisitions costs)	$-	58.08	-100%	$-	53.10	-100%
Closing market price	$34.54	$52.92	-35%	$34.54	$52.92	-35%

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	15.1%	7.8%	95%	15.6%	19.9%	-22%
Return on revenue (2)	16.5%	7.7%	115%	15.7%	17.9%	-12%
Return on average assets (3)	4.2%	2.3%	81%	4.2%	6.0%	-31%
Operating margin (4)	30.4%	23.6%	29%	31.3%	33.6%	-7%
Operating expense to cash receipts (5)	39.7%	44.0%	-10%	38.7%	38.9%	-1%
Debt to stockholders'equity (6)	193.7%	191.6%	1%	193.7%	191.6%	1%
Number of full-time equivalent collectors	2,083	2,159	-4%	2,083	2,159	-4%
Number of full-time equivalent employees	3,859	3,715	4%	3,859	3,715	4%
Cash receipts (5)	$389,297	$398,556	-2%	$1,199,445	$1,214,858	-1%
Lines of credit - unused portion at period end	630,775	393,246	60%	630,775	393,246	60%

(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals borrowings
(7) Equals total estimated remaining collections on our owned finance receivable portfolios plus the estimated remaining collections on certain of our other investments.

PRA Group, Inc.
FINANCIAL HIGHLIGHTS
	For the Quarter Ended
	September 30	June 30	March 31	December 31	September 30
	2016	2016	2016	2015	2015
EARNINGS (in thousands)
Income recognized on finance receivables, net	$202,639	$204,008	$206,507	$208,471	$208,184
Fee income	17,597	22,347	16,266	19,649	17,803
Other revenue	1,748	2,101	2,109	2,065	3,443
Total revenues	221,984	228,456	224,882	230,185	229,430
Operating expenses	154,496	155,700	153,988	159,013	175,303
Income from operations	67,488	72,756	70,894	71,172	54,127
Net interest expense	19,310	20,569	19,959	15,321	16,787
Net income	36,518	36,868	32,853	40,988	17,583
Net income attributable to PRA Group, Inc.	34,306	36,456	31,983	40,970	17,396

PERIOD-END BALANCES (in thousands)
Cash and cash equivalents	$91,791	$117,071	$79,442	$71,372	$69,111
Finance receivables, net	2,392,408	2,399,949	2,377,077	2,202,113	2,167,178
Goodwill and intangible assets, net	592,044	576,992	557,024	518,944	526,841
Total assets	3,279,347	3,305,596	3,268,833	2,990,567	2,984,550
Borrowings	1,816,600	1,912,283	1,896,424	1,717,129	1,654,457
Total liabilities	2,291,369	2,370,415	2,360,091	2,150,820	2,083,131
Total equity - PRA Group, Inc.	937,702	886,077	864,868	800,493	863,517

FINANCE RECEIVABLE COLLECTIONS (dollars in thousands)
Cash collections	$371,700	$387,202	$384,333	$369,371	$380,753
Cash collections on fully amortized pools	7,744	8,124	9,276	8,280	11,453
Principal amortization without allowance (reversals)/charges	155,915	170,274	167,928	149,381	161,234
Allowance (reversal)/charge	13,146	12,920	9,898	11,519	11,335
Principal amortization with allowance (reversals)/charges	169,061	183,194	177,826	160,900	172,569
Principal amortization w/ allowance charges as % of cash collections:
Including fully amortized pools	45.5%	47.3%	46.3%	43.6%	45.3%
Excluding fully amortized pools	46.5%	48.3%	47.4%	44.6%	46.7%
Allowance (reversal)/charge to period-end net finance receivables	0.5%	0.5%	0.4%	0.5%	0.5%

PURCHASES OF FINANCE RECEIVABLES (dollars in thousands)
Purchase price - North America core	$95,452	$130,529	$136,057	$120,554	$90,912
Purchase price - North America insolvency	16,760	33,723	22,952	20,589	9,300
Purchase price - Europe core	34,240	68,835	171,038	79,735	240,385
Purchase price - Europe insolvency	14,803	16,410	6,731	4,976	3,959
Purchase price - total	161,255	249,497	336,778	225,854	344,556
Number of portfolios - total	122	136	139	139	128

ESTIMATED REMAINING COLLECTIONS (in thousands)
Estimated remaining collections - Americas core	$2,672,427	$2,705,781	$2,643,410	$2,558,529	$2,421,506
Estimated remaining collections - Americas insolvency	356,363	396,667	421,866	448,652	474,097
Estimated remaining collections - Europe core	2,148,230	2,171,542	2,152,403	1,964,763	1,903,226
Estimated remaining collections - Europe insolvency	72,919	59,107	40,938	34,878	30,081
Estimated remaining collections - total	5,249,939	5,333,097	5,258,617	5,006,822	4,828,910
Adjusted estimated remaining collections (7)	5,345,657	5,430,192	5,366,417	5,114,923	4,945,609

SHARE DATA (share amounts in thousands)
Net income per common share - diluted	$0.74	$0.79	$0.69	$0.86	$0.36
Weighted average number of shares outstanding - diluted	46,434	46,402	46,372	47,539	48,498
Shares repurchased	-	-	-	2,072	133
Average price paid per share repurchased (including acquisitions costs)	$-	$-	$-	$38.60	$58.08
Closing market price	$34.54	$24.14	$29.39	$34.69	$52.92

RATIOS AND OTHER DATA (dollars in thousands)
Return on average equity (1)	15.1%	16.4%	15.4%	19.8%	7.8%
Return on revenue (2)	16.5%	16.1%	14.6%	17.8%	7.7%
Return on average assets (3)	4.2%	4.4%	4.1%	5.5%	2.3%
Operating margin (4)	30.4%	31.8%	31.5%	30.9%	23.6%
Operating expense to cash receipts (5)	39.7%	38.0%	38.4%	40.9%	44.0%
Debt to stockholders'equity (6)	193.7%	215.8%	219.3%	214.5%	191.6%
Number of collectors	2,083	2,023	2,103	2,173	2,159
Number of full-time equivalent employees	3,859	3,816	3,748	3,799	3,715
Cash receipts (5)	$389,297	$409,549	$400,599	$389,020	$398,556
Lines of credit - unused portion at period end	630,775	430,651	435,709	446,769	393,246

(1) Calculated as annualized net income divided by average equity for the period
(2) Calculated as net income divided by total revenues
(3) Calculated as annualized net income divided by average assets for the period
(4) Calculated as income from operations divided by total revenues
(5) "Cash receipts" is defined as cash collections plus fee income
(6) For purposes of this ratio, "debt" equals borrowings
(7) Equals total estimated remaining collections on our owned finance receivable portfolios plus the estimated remaining collections on certain of our other investments.

Use of Non-GAAP Financial Measures
PRA Group, Inc. reports financial results in accordance with U.S. generally accepted accounting principles (GAAP).  However, the Company believes certain non-GAAP financial measures and ratios, which exclude penalty and redress associated with the Consumer Financial Protection Bureau consent order, expenses associated with acquisitions, legal costs not associated with normal operations, one-time tax items and constant currency adjustments, improve comparability between current year results and prior periods and better reflect the Company’s operational performance.  In all periods presented, the Company adjusted the income tax provision by excluding the tax impact of the non-GAAP adjustments discussed above in non-GAAP financial measures. Management uses non-GAAP financial measures internally to evaluate the Company’s performance and to set performance goals.  Reconciliations from non-GAAP to the most directly comparable GAAP financial measures are provided below.  These non-GAAP financial measures should be viewed in addition to, not as an alternative for reported GAAP results.

The constant currency results assume that foreign revenues and expenses are translated from foreign currencies to the U.S. Dollar at rates consistent with the prior year, and that any benefit or loss caused by foreign currency fluctuations would be consistent with the prior year.  To do this the Company translates the current year’s income statements into U.S. Dollars using the prior year’s average exchange rates and then replaces the foreign exchange gain or loss for the current year with the balance from the prior year.  Finally, the Company calculates the tax impact of the constant currency results to reflect the current effective tax rate of the reporting period.

Three Months Ended September 30, 2016
	Net Income	Average Equity	Return on Average Equity, Annualized
As Reported	$34,306	$907,797	15.1%
Adjustments	(2,653)	(884)	-1.1%
As Adjusted	31,653	906,913	14.0%

Nine Months Ended September 30, 2016
	Net Income	Average Equity	Return on Average Equity, Annualized
As Reported	$102,745	$875,585	15.6%
Adjustments	6,735	748	1.1%
As Adjusted	109,480	876,333	16.7%

Three Months Ended September 30, 2015
	Net Income	Average Equity	Return on Average Equity, Annualized
As Reported	$17,396	$897,043	7.8%
Adjustments	24,042	8,014	10.5%
As Adjusted	41,438	905,057	18.3%

Nine Months Ended September 30, 2015
	Net Income	Average Equity	Return on Average Equity, Annualized
As Reported	$126,956	$848,602	19.9%
Adjustments	26,655	2,961	4.1%
As Adjusted	153,611	851,563	24.1%

Three Months Ended September 30, 2016
	Total Revenues	Total Operating Expenses	Income from Operations	Provision for Income Taxes	Net Income attributable to PRA Group, Inc.	Diluted EPS
As Reported	$221,984	$154,496	$67,488	$16,664	$34,306	$0.74
Adjustments:
CFPB expenses including penalty and redress	-	(20)	20	8	12	-
Acquisition-related expenses	-	(216)	216	84	132	-
One-time tax items	-	-	-	(1,383)	1,383	0.03
Legal costs not associated with normal operations	-	(1,511)	1,511	584	927	0.02
Constant currency adjustments	2,216	1,620	596	(4,597)	(5,107)	(0.11)
Subtotal of adjustments	2,216	(127)	2,343	(5,304)	(2,653)	(0.06)
As Adjusted	224,200	154,369	69,831	11,360	31,653	0.68

Nine Months Ended September 30, 2016
	Total Revenues	Total Operating Expenses	Income from Operations	Provision for Income Taxes	Net Income attributable to PRA Group, Inc.	Diluted EPS
As Reported	$675,322	$464,184	$211,138	$50,244	$102,745	$2.21
Adjustments:
CFPB expenses including penalty and redress	-	(93)	93	34	59	-
Acquisition-related expenses	-	(1,807)	1,807	661	1,146	0.03
One-time tax items	-	-	-	(1,383)	1,383	0.03
Legal costs not associated with normal operations	-	(3,569)	3,569	1,305	2,264	0.05
Constant currency adjustments	7,487	4,749	2,738	(957)	1,882	0.04
Subtotal of adjustments	7,487	(720)	8,207	(340)	6,734	0.15
As Adjusted	682,809	463,464	219,345	49,904	109,479	2.36

Three Months Ended September 30, 2015
	Total Revenues	Total Operating Expenses	Income from Operations	Provision for Income Taxes	Net Income attributable to PRA Group, Inc.	Diluted EPS
As Reported	$229,430	$175,303	$54,127	$16,597	$17,396	$0.36
Adjustments:
CFPB expenses including penalty and redress	-	(28,806)	28,806	8,262	20,544	0.42
Acquisition-related expenses	-	(802)	802	230	572	0.01
One-time tax items	-	-	-	(2,026)	2,026	0.04
Legal costs not associated with normal operations	-	(1,262)	1,262	362	900	0.02
Subtotal of adjustments	-	(30,870)	30,870	6,828	24,042	0.49
As Adjusted	229,430	144,433	84,997	23,425	41,438	0.85

Nine Months Ended September 30, 2015
	Total Revenues	Total Operating Expenses	Income from Operations	Provision for Income Taxes	Net Income attributable to PRA Group, Inc.	Diluted EPS
As Reported	$711,833	$472,661	$239,172	$74,227	$126,956	$2.61
Adjustments:
CFPB expenses including penalty and redress	-	(28,806)	28,806	8,220	20,586	0.42
Acquisition-related expenses	-	(3,988)	3,988	1,138	2,850	0.06
One-time tax items	-	-	-	(2,026)	2,026	0.04
Legal costs not associated with normal operations	-	(1,669)	1,669	476	1,193	0.02
Subtotal of adjustments	-	(34,463)	34,463	7,808	26,655	0.54
As Adjusted	711,833	438,198	273,635	82,035	153,611	3.15

Investor Contact:
Darby Schoenfeld
Director of Investor Relations
(757) 431-7913
DCSchoenfeld@PRAGroup.com

News Media Contact:
Nancy Porter
Vice President, Corporate Communications
(757) 431-7950
NAPorter@PRAGroup.com